Exhibit 99.1

FOR IMMEDIATE RELEASE

STANLEY STERN JOINS EKSO BIONICS BOARD OF DIRECTORS

RICHMOND, Calif., December 9, 2014 – Ekso Bionics Holdings, Inc. (OTCQB: EKSO), announced the appointment of Stanley Stern as an independent director of the firm, effective immediately. Mr. Stern’s appointment expands the Board to six directors.

“Stanley will add critical expertise and industry knowledge to our Board,” said Nathan Harding, chief executive officer and co-founder. “His 30 years of experience across the financial, technology, biotech and medical device sectors will add a valuable perspective to our Board of Directors. I’m looking forward to integrating his esteemed advice into Ekso Bionics’ plans for rapid growth. His addition to our Board and to our Audit Committee adds to my excitement for what 2015 may have in store for Ekso Bionics.”

Mr. Stern currently is Managing Partner of Alnitak Capital, which he founded in 2013 to provide Board level strategic advisory services, primarily in technology related industries. Before founding Alnitak, Mr. Stern was a Managing Director at Oppenheimer & Co. from 1995-2000 and from 2004 to 2013, where, among other positions, he led the firm’s investment banking department and technology investment banking groups. Prior to joining Oppenheimer & Co, Mr. Stern held roles at Salomon Brothers, STI Ventures and C.E. Unterberg.

Mr. Stern is currently the Chairman of the Board of Audiocodes Inc., a leader in VOIP infrastructure equipment, and a member of the Board and Chairman of the Audit Committee of Foamix, Inc. Previously Mr. Stern was a member of the Board of Directors, member of the Audit Committee at Given Imaging and a Member of the Board of Directors, and Chairman of Audit Committee at Fundtech Inc., and Chairman of the Board of Tucows, Inc. Mr. Stern holds a B.A. in Economics and Accounting from City University of New York, Queens College, and an M.B.A. from Harvard University.

About Ekso Bionics

Since 2005, Ekso Bionics has been pioneering the field of robotic exoskeletons, or wearable robots, to augment human strength, endurance and mobility. The company’s first commercially available product, called the Ekso device, has helped thousands of people with paralysis take millions of steps not otherwise possible. By designing and creating some of the most forward-thinking and innovative solutions for people looking to augment human capabilities, Ekso Bionics is helping people rethink current physical limitations and achieve the remarkable.

Ekso Bionics is headquartered in Richmond, CA and is listed on the OTC QB under the symbol EKSO. To learn more about Ekso Bionics please visit us at www.eksobionics.com

Facebook: www.facebook.com/eksobionics
Twitter: @eksobionics
YouTube: http://www.youtube.com/user/EksoBionics/

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements.  Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) a projection of financial results, financial condition, capital expenditures, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.  Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over.  Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties.  Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain adequate financing to fund the Company's operations and necessary to develop or enhance our technology, the significant length of time and resources associated with the development of the Company's products, the Company's failure to achieve broad market acceptance of the Company's products, the failure of our sales and marketing organization or partners to market our products effectively, adverse results in future clinical studies of the Company's medical device products, the failure to obtain or maintain patent protection for the Company's technology, failure to obtain or maintain regulatory approval to market the Company's medical devices, lack of product diversification, existing or increased competition, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. To learn more about Ekso Bionics please visit us at www.eksobionics.com

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Media Contact:
Heidi Darling, Director of Marketing Communications
Phone: 415.302.4777
hdarling@eksobionics.com

Investor Contact:
Lauren Glaser, Vice President
Phone: 646.378.2972
lglaser@troutgroup.com